Exhibit 99.2

AMENDMENT AND TERMINATION

OF

DEFERRED COMPENSATION AGREEMENT

This Amendment and Termination of Deferred Compensation Agreement (“Amendment”) is made this 1st day of November, 2005 by and between FIDELITY DEPOSIT & DISCOUNT BANK, Dunmore, Pennsylvania, a banking corporation organized under the laws of the Commonwealth of Pennsylvania (“Bank”) and Daniel Santaniello, residing in Moscow, Pennsylvania (“Participant”).

WITNESSETH

WHEREAS, the parties entered into a certain Deferred Compensation Agreement dated July 16, 2001 (“Agreement”); and

WHEREAS, the parties desire to terminate the Agreement upon the execution of this Amendment.

NOW, THEREFORE, in consideration of the following covenants, the parties hereby agree as follows:

1.             Termination of Agreement.

a.             Effective the date hereof (“Termination Date”), the Agreement is terminated, and the parties shall have no further obligations under or relating to the Agreement except as specifically described in this Amendment.

b.             Bank shall pay to Participant all amounts accrued under the Agreement to the Termination Date that have not previously been paid, including contributions and interest thereon, on or before November 30, 2005.

c.             Participant acknowledges that the amount payable to him under Section 1.b., above, may constitute taxable income to him in 2005 under federal, state and/or local tax laws, and Participant releases the Bank from any liability for taxes that may be payable in connection with the payment provided Participant pursuant to this Amendment.

2.             Binding Effect.

This Amendment shall be binding on and inure to the benefit of the Bank, its successors and assigns and the Participant and his heirs, executors, administrators and legal representatives.

3.             Complete Written Understanding.

This Amendment constitutes the entire understanding of the parties with respect to the subject matter hereof.

4.             Choice of Law.

This Amendment shall be governed by, construed under and enforced pursuant to the laws of the Commonwealth of Pennsylvania.

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AGREED TO AND INTENDING TO BE LEGALLY BOUND HEREBY, THE PARTIES BELOW HAVE EXECUTED THIS AMENDMENT AND TERMINATION OF DEFERRED COMPENSATION AGREEMENT.

WITNESS:

/s/ Salvatore R. DeFrancesco, Jr.		/s/ Daniel J. Santaniello
DANIEL SANTANIELLO

ATTEST:	FIDELITY DEPOSIT AND DISCOUNT BANK

/s/ Michael J. McDonald	By:	/s/ Patrick J. Dempsey
Patrick Dempsey, Chairman